EXHIBIT 23.2


         CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reserve reports for the interest of National Energy Group, Inc. dated March 6, 1997 and February 15, 1996, relating to the estimated quantities of certain of the Company's proved reserves of oil and gas and the related estimates of future net revenue and present values thereof, included in the Company's Annual Report on Form 10K for the year ended December 31, 1996, as well as to the references to our estimates of the Company's proved reserves and future net revenue for the year ending December 31, 1995 and December 31, 1996 in the Notes to the Financial Statements of the Company in such Annual Report. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                              NETHERLAND, SEWELL & ASSOCIATES, INC.


                              By:  /s/ Frederic D. Sewell
                                   ------------------------
                                   Frederic D. Sewell
                                   President


Dallas, Texas
December 18, 1997